EXHIBIT 3(I).3

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Conversion
(Surviving Entity is a Foreign Entity)
filed pursuant to § 7-90-201.7 and § 7-90-204.5 of the Colorado Revised Statutes (C.R.S.)

1. For the converting entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are
ID Number	19871457622
(Colorado Secretary of State ID number)

Entity name or true name	PlanGraphics, Inc.
Form of entity	Corporation
Jurisdiction	Colorado
Street address	Suite 200, 6371 Business Boulevard
(Street number and name)

Sarasota, Florida 34240
(City) (State) (ZIP/Postal Code)
United States of America
(Province – if applicable) (Country)

Mailing address
(leave blank, if same as street address)	(Street number and name or Post Office Box information)

(City) (State) (ZIP/Postal Code)

(Province – if applicable) (Country)

2. For the resulting entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID Number	Not applicable
(Colorado Secretary of State ID number)

Entity name or true name	Integrated Freight Corporation
Form of entity	Corporation
Jurisdiction	Florida
Street address	Suite 200, 6371 Business Boulevard
(Street number and name)

Sarasota, Florida 34240
(City) (State) (ZIP/Postal Code)

United States of America
(Province – if applicable) (Country)

Mailing address
(leave blank, if same as street address)	(Street number and name or Post Office Box information)

(City) (State) (ZIP/Postal Code)

(Province – if applicable) (Country)

3.  The converting entity has been converted into the resulting entity pursuant to Section 7-90-201.7

4.  The surviving foreign entity does not maintain a registered agent in this state and service of process may be addressed to the entity and mailed to the principal address pursuant to section 7-90-704 (2), C.R.S.

Notice: Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.
This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

5. The true name and mailing address of the individual causing this document to be delivered for filing are

Henley, Paul A.
(Last) (First) (Middle) (Suffix)

Mailing address	Suite 200, 6371 Business Boulevard
(Street number and name or Post Office Box information)

Sarasota, Florida 34240
(City) (State) (ZIP/Postal Code)

United States of America
(Province – if applicable) (Country)